Exhibit 10.3
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into by and between WP Glimcher Inc., an Indiana corporation (the “Company”), and Michael P. Glimcher (“Executive”), executed on November 2, 2015, effective as of January 1, 2016.
WHEREAS, the Company and Executive are parties to an employment agreement, dated as of September 16, 2014 (the “Employment Agreement”) (capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Employment Agreement); and
WHEREAS, the Company and Executive now desire to amend the Employment Agreement to reflect Executive’s continued employment on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1. Terms of Employment.    Section 2(a)(i) of the Employment Agreement is hereby deleted in its entirety and replaced as follows:
“(i) During the Employment Period, the Executive shall serve the Company as its Vice-Chairman and Chief Executive Officer and shall perform customary and appropriate duties as may be reasonably assigned to the Executive from time to time by the Board of Directors of the Company (the “Board”), and shall provide services to the Company, the Partnership, and Glimcher LP.  The Executive shall have such responsibilities, power and authority as those normally associated with such position in public companies of a similar stature.  The Executive shall report solely and directly to the Board.  The Executive shall perform his services at the offices of the Company in the Columbus, Ohio metropolitan area and shall travel for business purposes to the extent reasonably necessary or appropriate in the performance of such services.  During the Employment Period, the Executive shall, without compensation other than that herein provided, also serve and continue to serve, if and when elected and re-elected, as a member of the Board; provided that the Executive shall be appointed as a member of the Board effective as of the Effective Date.”

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2. Miscellaneous. The address information in Section 9(b) that pertains to the Company is hereby deleted in its entirety and replaced with the following:

If to the Company:	WP Glimcher Inc. 180 East Broad Street
Columbus, Ohio 43215
Attention: General Counsel

3. Entire Agreement. Except as otherwise provided herein, the Employment Agreement shall remain unaltered and of full force and effect.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

Michael P. Glimcher

/s/ Michael P. Glimcher

WP Glimcher Inc.

By:	/s/ Mark E. Yale
	Name:	Mark E. Yale
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page – M. Glimcher First Amendment to Employment Agreement]